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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


Name                                     Jurisdiction of Organization
----                                     ----------------------------

eResearchTechnology Limited              United Kingdom

eRT Investment Corporation               Delaware